UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2024
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Public Storage
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-33519	93-2834996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.10 par value	PSA	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 5.150% Cum Pref Share, Series F, $0.01 par value	PSAPrF	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 5.050% Cum Pref Share, Series G, $0.01 par value	PSAPrG	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 5.600% Cum Pref Share, Series H, $0.01 par value	PSAPrH	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series I, $0.01 par value	PSAPrI	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 4.700% Cum Pref Share, Series J, $0.01 par value	PSAPrJ	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 4.750% Cum Pref Share, Series K, $0.01 par value	PSAPrK	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 4.625% Cum Pref Share, Series L, $0.01 par value	PSAPrL	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 4.125% Cum Pref Share, Series M, $0.01 par value	PSAPrM	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 3.875% Cum Pref Share, Series N, $0.01 par value	PSAPrN	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 3.900% Cum Pref Share, Series O, $0.01 par value	PSAPrO	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series P, $0.01 par value	PSAPrP	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 3.950% Cum Pref Share, Series Q, $0.01 par value	PSAPrQ	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series R, $0.01 par value	PSAPrR	New York Stock Exchange

Depositary Shares, Each Representing 1/1,000 of a 4.100% Cum Pref Share, Series S, $0.01 par value	PSAPrS	New York Stock Exchange

Guarantee of 0.875% Senior Notes due 2032 issued by Public Storage Operating Company	PSA/32	New York Stock Exchange

Guarantee of 0.500% Senior Notes due 2030 issued by Public Storage Operating Company	PSA/30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.
On January 9, 2024, Public Storage (the “Company”) posted on the Investor Relations section of its website a presentation (the “Investor Presentation”) it intends to use at an upcoming investor conference.
Item 8.01Other Events.
The Investor Presentation includes the following operating update for the three months ended December 31, 2023.
Same Store Facilities Operating Update (a)

	Three Months Ended December 31,
	2023	2022	Change

	(Amounts in thousands, except for per square foot amounts)

Tenants moving in during the period:
Average annual contract rent per square foot (b)	$13.73	$16.71	(17.8)%
Square footage	26,835	25,868	3.7%
Contract rents gained from move-ins	$92,111	$108,064	(14.8)%
Tenants moving out during the period:
Average annual contract rent per square foot (b)	$21.18	$21.25	(0.3)%
Square footage	27,726	27,463	1.0%
Contract rents lost from move-outs	$146,809	$145,897	0.6%
At December 31,
Square foot occupancy	91.6%	92.3%	(0.8)%
Annual contract rent per occupied square foot (b)	$23.04	$22.88	0.7%
Average annual contract rent per square foot for customers moving in during the month of December 2023 decreased 11.2% as compared to the same period in 2022, reflecting improving trends from the 17.8% average decrease for the three months ended December 31, 2023.
Please see “Analysis of Same Store Revenue” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023 for further information with respect to the various factors that affect the Company’s revenues.
(a)The Same Store Facilities consist of 2,339 facilities (154.9 million net rentable square feet) that have been owned and operated on a stabilized basis since January 1, 2021.
(b)Annual contract rent represents the agreed upon monthly rate that is paid by the Company’s tenants in place at the time of measurement. Contract rates are initially set in the lease agreement upon move-in and the Company adjusts them from time to time with notice. Contract rent excludes other fees that are charged on a per-item basis, such as late charges and administrative fees, does not reflect the impact of promotional discounts, and does not reflect the impact of rents that are written off as uncollectible.
Forward-Looking Statements
This Current Report on Form 8-K, including the sections of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023 filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2023 that are referenced herein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this Form 8-K, other than statements of historical fact, are forward-looking statements, which may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause actual events to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2022 filed with the SEC on February 21, 2023 and in the Company’s other filings with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

	By:	/s/ H. Thomas Boyle
Date: January 9, 2024		H. Thomas Boyle Senior Vice President, Chief Financial and Investment Officer